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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
________________________________________________________________________________

We consent to the incorporation by reference in this Registration Statement of ProCyte Corporation on Form S-8 of our report dated February 11, 2000 (March 29, 2000, as to Note 11), appearing in the Annual Report on Form 10-K of ProCyte Corporation for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Seattle, Washington
September 21, 2000